Exhibit 10.11

Fortis SA/NV

For the attention of Mr. Gilbert Mittler

Chief Financial Officer

Rue Royale 20

1000 Brussels

Belgium

Fortis N.V.

For the attention of Mr. Gilbert Mittler

Chief Financial Officer

Archimedelaan 6

3584 BA Utrecht

The Netherlands

16 May 2007

Dear Sirs

Re:         ABN AMRO Holding N.V. - Standby Underwriting Commitment in favour of Fortis

1.             We are writing in connection with the proposed participation of Fortis SA/NV and Fortis N.V. (together Fortis) in a consortium comprising Fortis, The Royal Bank of Scotland Group plc and Banco Santander Central Hispano, S.A. (together, the Investors) formed for the sole purpose of acquiring the entire issued and to be issued share capital of ABN AMRO Holding N.V. (ABN AMRO) (the Proposed Acquisition) on terms to be agreed by the Investors. In order to finance Fortis’s participation in the Proposed Acquisition, Fortis is contemplating effecting (and/or procuring that one or more of its directly or indirectly owned entities effects) one or more issuances of Relevant Securities (as defined below) to raise up to EUR5,000,000,000 (the Financing Amount).

2.             On the basis of and subject to the terms of this letter, Merrill Lynch International (MLI) hereby undertakes to underwrite one or more issues of Relevant Securities by Fortis (and/or by one or more directly or indirectly owned entities of Fortis, provided that any issue of Relevant Securities by any such entity is fully and unconditionally guaranteed on a subordinated basis by Fortis) to raise an amount not exceeding EUR5,000,000,000 in aggregate solely for the purposes of financing Fortis’s participation in the Proposed Acquisition, and Fortis undertakes to effect (and/or procure that one or more of its directly or indirectly owned entities effects) such issues of Relevant Securities. For the purposes of this letter, underwrite means MLI subscribing for or procuring subscribers for the Relevant Securities.

3.             Fortis hereby irrevocably undertakes:

Merrill Lynch International	Merrill Lynch Financial Centre	Tel:	020 7628 1000
2 King Edward Street
London EC1A 1HQ

Registered in England (No. 2312079). Registered Office: Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ. VAT No. GB 245 1224 93.

A subsidiary of Merrill Lynch & Co., Inc., Delaware, U.S.A. Regulated by The Financial Services Authority Limited. Member of the London Stock Exchange.

(a)           if the condition set out in paragraph 4 is fulfilled, to raise the Financing Amount through (and/or to procure that one or more of its directly or indirectly owned entities raises the Financing Amount through) one or more issues of:

(i)        securities eligible to be treated as part of the innovative or non—innovative tier 1 capital of the Fortis group by the Belgian Banking, Finance and Insurance Commission (Commission bancaire financière et des assurances/Commissie voor het bank-, financie-en assurantiewezen) (Tier 1 Securities); and/or

(ii)       undated floating-rate equity-linked subordinated hybrid (FRESH) capital securities (FRESH Capital Securities); and/or

(iii)      convertible securities convertible into new Fortis unified shares each representing one share in Fortis SA/NV and one share in Fortis N.V. (Convertibles and, together with Tier 1 Securities, FRESH Capital Securities and any other capital securities that Fortis and MLI jointly determine are Relevant Securities for the purposes of this letter, Relevant Securities);

(b)           to take any and all actions which are necessary for the issue of such Relevant Securities including, without limitation:

(i)        preparing and submitting, or procuring the preparation and submission, to any applicable stock exchange or exchanges or other regulatory authority or authorities in such jurisdictions, if any, which may be agreed by Fortis and MLI at the time of issue of the relevant Relevant Securities, a prospectus and/or other documents (including but not limited to public notices) and obtaining any necessary approvals and consents that may be required in connection with the issue of the relevant Relevant Securities under any applicable law or regulation in such jurisdictions;

(ii)       providing MLI and its advisers with all documentation, data and other information as MLI may reasonably request in connection with customary due diligence to be performed for the purposes of the issue of the relevant Relevant Securities (which, for the avoidance of doubt, shall include the obligation to procure all necessary assistance from any of Fortis’s directly or indirectly owned entities which will effect the issue of the relevant Relevant Securities in connection therewith) and, upon reasonable notice and at reasonable times, reasonable access to its (and any of Fortis’s directly or indirectly owned entities which will effect the issue of the relevant Relevant Securities) officers, employees, auditors, legal counsel, properties, offices and other facilities;

(iii)      prior to executing the relevant Subscription Agreement(s) (as defined in paragraph 9(a)), to convene and hold:

(A)          meetings of the boards of directors of each of Fortis SA/NV and Fortis N.V. (and procure that Fortis’s relevant directly or indirectly owned entity or entities convene a meeting or meetings of its or their boards of directors or equivalent) at which the issue of the relevant

Relevant Securities (and, if applicable, any subordinated guarantee or support agreement provided by Fortis) is authorised; and

(B)           where relevant and to the extent necessary, extraordinary general meetings of each of Fortis SA/NV and Fortis N.V. (and procure that Fortis’s relevant directly or indirectly owned entity or entities convene an extraordinary general meeting or extraordinary general meetings) at which the issue of such number of shares as is necessary in connection with the issuance of any Convertibles (or other convertible Relevant Securities) shall be submitted for approval by shareholders;

(iv)     to liaise, as reasonably requested by MLI or as otherwise may be necessary or appropriate, with the relevant tax authorities, Standard & Poors and Moody’s and the Belgian Banking, Finance and Insurance Commission (Commission bancaire financière et des assurances/Commissie voor het bank, financie en assurantiewezen) in connection with the tax, rating agency and regulatory treatment of the issue of the relevant Relevant Securities;

(v)      that where one or more of Fortis’s directly or indirectly owned entities will effect any issue of Relevant Securities, Fortis will fully and unconditionally guarantee such issue on a subordinated basis; and

(vi)     to instruct Fortis’s (and its relevant directly or indirectly owned entity or entities’) auditors in relation to the accounting work to be undertaken (including the provision of comfort letters and, as applicable, opinions customarily given by auditors and/or reporting accountants, as the case may be) in connection with issues of the Relevant Securities in question.

4.             The obligations of MLI to underwrite any issue of Relevant Securities is conditional upon the Investors making a formal offer for the entire issued and to be issued share capital of ABN AMRO by no later than 30 September 2007.

5.             If the condition set out in paragraph 4 is not fulfilled, MLI’s obligation to underwrite any issue of Relevant Securities shall terminate and no party to this letter shall have any claim against any other party to this letter for costs, damages, compensation or otherwise except that such termination shall be without prejudice to any accrued rights or obligations under the terms of this letter.

6.             If the condition set out in paragraph 4 is not fulfilled by 30 September 2007, the obligations of MLI to underwrite any issue of Relevant Securities shall terminate and Fortis shall have no claim against MLI for costs, damages, compensation or otherwise that arise in connection therewith.

7.             If the formal offer by the Investors for the entire issued and to be issued share capital of ABN AMRO (the ABN AMRO Offer) lapses or expires, or if the Investors announce that the ABN AMRO Offer will not be made or has been terminated, or if all of the conditions to the ABN AMRO Offer are not satisfied or waived by [30 September](1) 2007, this letter and the undertakings in it shall automatically terminate.

8.             Fortis and MLI acknowledge and agree that the terms of each issue of Relevant Securities (including, for the avoidance of doubt and without limitation, the identity of the issuer(s), the type of securities to be issued, the issue price, the coupon, the term, the denomination, the issue size, the status of the relevant Relevant Securities, the redemption terms, the negative pledge, the events of default, the covenants, the undertakings, the call provisions (if any), the conversion price (if relevant), the anti-dilution provisions (if relevant), the structure of the issue and the security package (if any)) will be determined by Fortis and MLI at the time of issue of the relevant Relevant Securities and Fortis and MLI undertake and agree to (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect an issue of Relevant Securities, Fortis agrees to procure that such entity or entities, as the case may be, will) determine those terms acting reasonably and in good faith and taking account of, amongst other things, customary terms for issues of such securities in the European market, the results of MLI’s due diligence exercise, investor feedback, the then prevailing market conditions and the listing rules of the stock exchange(s) on which the relevant issue of Relevant Securities is to be listed and/or admitted to trading.

9.   (a)     Fortis and MLI undertake and agree to (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect an issue of Relevant Securities, Fortis agrees to procure that such entity or entities, as the case may be, will) negotiate reasonably and in good faith the terms and conditions of the subscription agreement to be entered into in connection with each issue of Relevant Securities (each a Subscription Agreement). Fortis and MLI agree (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect an issue of Relevant Securities, Fortis agrees to procure that such entity or entities, as the case may be, will agree) that the terms and conditions of any Subscription Agreement will be customary for issues of Relevant Securities of the type proposed to be issued, including, for example, the inclusion of an obligation for Fortis to prepare a prospectus in compliance with Directive 2003/71/EC (the Prospectus Directive) and/or the rules of the stock exchange(s) and/or other relevant regulatory authority responsible for regulating the market or exchange on which the relevant issue of Relevant Securities is to be listed and/or admitted to trading and meeting customary international disclosure standards, the provision of customary representations and warranties by Fortis (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect the issue of the relevant Relevant Securities, by such entity or entities), the provision of comfort letters from Fortis’s auditors (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect the issue of the relevant Relevant Securities, by such entity’s or entities’ auditors) in respect of any financial statements of Fortis (or such entity or entities) forming part of any prospectus, the provision of customary opinions and disclosure letters from Fortis’s legal counsel (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect the issue of the relevant Relevant Securities, by such entity’s or entities’ legal counsel), the provision of customary indemnities by Fortis (and, where it is anticipated that one or more of Fortis’s directly or indirectly owned entities will effect the issue of the relevant Relevant Securities, by such entity or entities) in favour of MLI and any other banks

(1) MLI is willing to extend this date to 30 December 2007 to conform it to the date in the Standby Equity Underwriting Letter.

which may be party to that Subscription Agreement, customary conditions, orderly market provisions and, subject to the immediately following sentence, customary termination and force majeure provisions. In respect of any issue of Relevant Securities made prior to the completion of the ABN AMRO Offer, Fortis and MLI shall ensure that the termination and force majeure provisions in any Subscription Agreement are aligned with any material adverse change provisions in the ABN AMRO Offer, and agree that should any inconsistency between such provisions subsist, the terms of the ABN AMRO Offer shall prevail. In addition, the parties agree that any Subscription Agreement will, if necessary, contain provisions to ensure that a Change of Control (as defined in paragraph 18 below) does not occur or a breach of the relevant legal or regulatory restrictions relating to a Change of Control does not occur. For the avoidance of doubt, the term “customary” when used in this paragraph 9 shall mean customary (i) for issues of securities of the type proposed to be issued, (ii) at the time the relevant Subscription Agreement is entered into, (iii) for global investment banks of international repute of securities of the type proposed to be issued which may involve a distribution of securities into the United States or in the case of a Regulation S only issuance, a distribution of securities outside the United States, and (iv) which is consistent with any similar issues made by Fortis and subscribed by MLI.

(b)           Any termination of a Subscription Agreement shall be without prejudice to MLI’s undertaking to underwrite one or more issues of Relevant Securities by Fortis (and/or by one or more directly or indirectly owned entities of Fortis) pursuant to paragraph 2. In the event of any such termination, Fortis and MLI undertake and agree to negotiate reasonably and in good faith the terms and conditions of a new Subscription Agreement on the basis set out in paragraph 9(a)

10.           If Fortis reasonably believes that MLI:

(a)           is not acting reasonably and in good faith or in accordance with paragraph 8 above in relation to the determination of the issue price and/or other key terms of the Relevant Securities; and/or

(b)           is not negotiating reasonably and in good faith the terms and conditions of the relevant Subscription Agreement in accordance with paragraph 9 above,

Fortis will notify MLI in writing of its belief and, if within 48 hours after receipt thereof by MLI, there has not been reasonable and good faith action taken by MLI to agree an issue price and/or the other relevant key terms of the relevant Relevant Securities that are more commercially acceptable to Fortis, Fortis may then seek to agree an issue price and/or the other key terms (the Third Party Issue Terms) and/or terms and conditions more favourable than those being offered by MLI (the Third Party Terms), with a third party or third parties. If Fortis is successful, it will notify MLI of those Third Party Issue Terms and/or those Third Party Terms. If, within 48 hours from receipt of such notice, MLI has not confirmed in writing its agreement to lead manage (jointly or solely) and underwrite the issue of the relevant Relevant Securities on the Third Party Issue Terms and/or to enter into the Subscription Agreement on terms no less favourable to Fortis than the Third Party Terms, then Fortis’s undertakings contained in paragraphs 3(a) and (b) shall cease to apply and Fortis and MLI will cease to have any obligations under this letter in relation to the relevant issue of Relevant Securities.

11.           In respect of each issue of Relevant Securities, Fortis agrees to pay (or procure that the same is paid) to MLI such commissions as are more particularly set out in the relevant Subscription Agreement. Fortis hereby acknowledges and agrees that the commissions in respect of any issue of Relevant Securities shall be in an amount as shall be agreed between Fortis and MLI at the time acting reasonably and in good faith and taking into account commissions customarily paid to underwriters of issues of securities of the type proposed to be issued.

12.           Fortis acknowledges and agrees that (a) MLI may arrange for the offer of any Relevant Securities in the United States to persons reasonably believed to be qualified institutional buyers (within the meaning of Rule 144A (Rule 144A) under the U.S. Securities Act of 1933, as amended (the Securities Act)) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A or another exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and (b) Relevant Securities offered outside the United States will be offered in reliance on Regulation S under the Securities Act.

13.           Unless otherwise specified in this letter, each obligation of Fortis under this letter is a joint and several obligation of Fortis SA/NV and Fortis N.V.

14.           No variation of the terms of this letter shall be effective unless in writing and signed by or on behalf of the parties.

15.           A person who is not party to this letter has no rights under the Contracts (Rights of Third Parties) Act 1999.

16.           This letter is confidential and is not to be disclosed by you to nor relied on by any other person, except that you may disclose a copy to your advisers and to ABN AMRO and its advisers on a non-reliance basis, on the condition that ABN AMRO agrees to keep the existence and contents of this letter confidential. If you are asked by the relevant regulatory authority in the Netherlands and/or in Belgium to disclose this letter to them, you may do so subject to obtaining MLI’s prior written consent (not to be unreasonably withheld).

17.           Without prejudice to MLI’s obligations to underwrite any issue of Relevant Securities, if the issue or delivery of Relevant Securities pursuant to a Subscription Agreement or the performance by MLI of its obligations under a Subscription Agreement would give rise to a Change of Control, MLI will give written notice to Fortis, and MLI and Fortis will consult together and take all such steps as are necessary in order to ensure that a Change of Control does not occur or a breach of the relevant legal or regulatory restrictions relating to a Change of Control does not occur or that the relevant legal and/or regulatory restrictions relating to a Change of Control are complied with (or otherwise not breached).

18.           For the purposes of this letter Change of Control means any circumstances arising pursuant to which MLI acquires control of, or a controlling interest or qualified participation in, Fortis SA/NV and/or Fortis N.V. as such terms are defined under applicable Belgian and Dutch law or by any analogous provision of foreign law or regulation.

19.           This letter may be entered into in any number of counterparts and by the parties to it on separate counterparts each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20.           This letter shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English Courts in relation to matters relating to this letter.

21.           Any notice in connection with this letter shall be in writing and shall be validly effected to each of Fortis SA/NV and Fortis N.V. by notice to Jeaninne Quaetaert, General Counsel, Rue Royale 20, B-1000 Brussels, and to MLI by notice to H James O’Neil, Merrill Lynch International, Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ.

22.           Please confirm your agreement with the terms of this letter by signing, dating and returning the enclosed copy of this letter to H James O’Neil at MLI (fax no.: + 44 20 7995-0662).

Yours faithfully,

For and on behalf of
Merrill Lynch International

/s/ Andrea Orcel
Name:	Andrea Orcel
Title:	Head of Global Markets & Investment Banking Europe, Middle East & Africa

Accepted and Agreed.

For and on behalf of
Fortis SA/NV

/s/ Jean-Paul Votron	/s/ Gilbert Mittler

Name:
Title:
Date:

Accepted and Agreed.

For and on behalf of
Fortis N.V.

/s/ Jean-Paul Votron	/s/ Gilbert Mittler

Name:
Title:
Date: